UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	0-6612	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindberg Drive, Peoria, IL		61615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004, Jordan W. Graham was appointed as a member of the board of directors (the “Board”) of RLI Corp. (the “Company”), increasing the number of directors of the Company to twelve.  Mr. Graham will serve on the Board’s Executive Resources Committee.  Mr. Graham’s term will expire at the 2005 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Mr. Graham and any other person pursuant to which Mr. Graham was appointed as a director.   The Company is not aware of any transactions, proposed transactions or series of transactions to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Graham had, or will have, a direct or indirect material interest.

Item 7.01               Regulation FD Disclosure.

Furnished herewith is a press release issued on November 22, 2004 announcing the appointment of Mr. Graham to the board of directors.  The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1

Press Release dated November 22, 2004 (furnished pursuant to Item 7.01). This Exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: November 22, 2004	By:	/s/ Joseph E. Dondanville
Joseph E. Dondanville
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1

Press Release dated November 22, 2004 (furnished pursuant to Item 7.01). This Exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.